Exhibit 10.38
ascendas
22nd September 2004
Mr Richard Lim
Corporate Vice-President
Trio-Tech International Private Limited
1004 Toa Payoh North #07-01
Singapore 318995
Fax No. 65-62537060
Dear Richard,
RENTAL OFFER FOR READY-BUILT FACTORY (RBF) — BLOCK B #05-01/02 ROOM 6 (52SQM) IN SUZHOU INDUSTRIAL PARK CHINA 215021
1.	I am glad to meet up with you again in Suzhou as we have always missed each other during your previous trips to Suzhou.

2.	During our discussion on 17 Sept 04, we understand that Trio-Tech will not be able to start your burn-in services until mid next year. As such, Trio-Tech will not need the 510 sqm unit on the 3rd floor of Block A.

3.	We also understand that Trio-Tech will need a bigger office area to provide support service to some of your customers in China. We are therefore pleased to forward herewifth the rental offer for Room 6 of our TSC7 at Block B # 0501102 for your favorable acceptance. The TSC7 will be ready around Nov/Dec which is timely since your current lease WE be expiring at the end of year.

4.	The main terms and conditions are as follows:

Premises	: Room 6 at Block B #05-01/02
Address	: No. 5, Xing Han Street, SIP,-,
Floor Area	: Approx. 52 sqm
Lease Term	: Twelve (12) months
Rental Rate	: RMB49.80 per sqrn per month
Service Charge	: RMB8.30 per sqm per month
Remarks	: Offer subjects to availability and contract

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 67619141
Website www.aseendas.com

ascendas
5.	Please note that Trio-Tech will need to sign the acceptance letter before we proceed to carry out the additional renovations (at your own cost) before 24 September 2004, if you decide to use Ascendas-Xinsu’s renovation service.

6.	We would also like to bring to your attention on the power provision for office space in our TSCs. In this case, please advise if Trio-Tech requires additional power capacity for your support service. It will be difficult to do any adjustment once the power cables are installed.

7.	If you find the above terms agreeable, please sign and stamp on the last page of the attached Letter of Rental Offer and return it to us.

8.	We look forward to hearing from you soon. Thank you.
/s/Karen Tee
Karen Tee
Deputy General Manager (Marketing)
End.
-Site Plan
-Floor Plan for Block B #05-01/02, Room 6
-EM Service
-Technical Specification
Cc: Ms WANG (Trio- Tech (SIP) Co., Ltd)

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
RENTAL OFFER FOR READY-BUILT FACTORY (RBF) — BLOCK B #05-01/02 ROOM 6 IN SUZHOU INDUSTRIAL PARK CHINA 215021
We are phased to offer a tenancy of the Premises subject to the following terms and conditions:-
1.0	Description of Premises

1.1	Property

Room 6 in Block B #05-01/02 (H1 Series) Flatted Factory in Phase 1, which had been mortgaged to the Bank of China (“Bank”) for the Landlord’s financing purpose.

1.2	Location

No. 5 Xing Han Street, Block B #05-01/02, Room 6, Postal Code 215021 Suzhou Industrial Park, People’s Republic of China.

1.3	Built-up Area of RBF

Approximately 52 square meters for Block B(H1 Series), on the 5th floor of Block A.

2.0	Term & Rent Free Period

2.1	Term of the Tenancy

For the Premises, the lease term is Twelve (12) months commencing from the date of possession (handover).

3.	Rent, Service Charge & Deposits

3.1	Rent

At the yearly rent of RMB Yuan Thirty One Thousand Seventy Five and Cents Twenty only (RMB31,075.20) to be paid by equal quarterly instalments of RMB7,768.80 each without demand and in advance without deduction on the 1st day of each of the months of January, April, July and October (“the due date”) in every year of the Term the first of such payments to be made as stipulated in the Tenancy Agreement at our office or at such

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
other offices as we may designate calculated at the rental rate of RMB Yuan Forty Nine and Cents Eighty Only (RMB49.80) per square metre per month of the Built-up Area of the Premises. The Rent shall be payable with effect from the Possession Date.
3.2	Security Deposit
At an amount equivalent to three (3) months’ Rent, based on RM49.80 psm/month (i.e. RMB7768.80) shall be paid in the following manner:-
a.	2-months security deposit of cash in the sum of USD252.00 paid for the lease for Room H of TSC4 at Block B#06-11/13 shall be kept for this new lease term.

b.	The balance in the sum of RMB5677.20 payable upon signing of this Letter of Offer,

C.	to be paid by telegraphic transfer/cash payment.
The Security Deposit shall be the security deposit as required under the Tenancy Agreement and shall not at any time be deemed as payment of all or any part of the Rent and shall be used in accordance with the provisions herein contained and against the breach of the Tenancy Agreement. In the event that after the commencement of the tenancy, you, for whatever reasons fail to complete the full Term of the tenancy, we shall be entitled to forfeit the Security Deposit.
3.3	Service Charge

At the rate of RMB Yuan Five Thousand One Hundred and Seventy Nine and Cents Twenty Only (RMB5,179.20) per annum payable in advance on the same dates and in the same manner as for Rent by quarterly installment of RMS1,294.80 calculated at the rate of RMB Yuan Eight and Cents Thirty Only (RMB8.30) per square meter per month of the Built-up Area of the Premises as charges for estate management services undertaken by us.

3.5	Stamp Duties/Legal Fees/Other Government Taxes

The Rent quoted above is inclusive of land use fees, property tax and connection and enhancement fees for water, electricity and sewerage for the Premises up to the capacity stated in the Tenancy Agreement which have been paid upfront by us to the Chinese Authorities.

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
However, you are required to bear your own legal fees, governmental taxes and stamp fees incurred for this tenancy transaction unless otherwise dictated by the Chinese laws.
3.6	Currency for Payment

The Rent, Security Deposit, Service Charge and any sum payable under this offer or the Tenancy Agreement, §hall be paid in Renminbi (“RMB”).

4.0	Additional Terms

4.1	Usage

Your usage of the Premises shall be subject to the approval of the Suzhou Industrial Park Administrative Committee and other relevant authorities.

4.2	Electrical Design Load

The maximum electrical design load that applies to the Premises is below 25 A (“the design load”). Should you require additional electrical bad, we may at our discretion arrange for such higher electrical load to be supplied to the Premises and the costs of such arrangement shall be borne by you. In addition, you shall bear the additional fees or such fees to be imposed by the Chinese authorities and any charges and expenses in relation to the increased load.

4.3	Restoration of the Premises

Immediately prior to the termination of the Term of tenancy, you shall restore the Premises in all respects to its original state and condition at the Date of Possession, if so required by us. The restoration works shall include but not limited to the demolition of any structure or building constructed by you therein, redecoration and painting the interior of the Premises to our satisfaction.

In the event that you fail in any way to observe or perform your obligations as provided in this Clause, without prejudice to any other rights and remedies we may have against you, we may:
(a)	execute such work for such restoration and redecoration; and

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
(b)	recover all costs and expenses thereof from you including the Rent, Service Charge, tax and other amounts which we would have been entitled to receive from you had the period within which such restoration and redecoration are effected by us been added to the Term of tenancy.
4.4	Further Term
on your written request made not less than three (3) months before the expiration of the Term of tenancy and if there shall not at the time of such request be any existing breach by you of any of the terms and conditions of the Tenancy Agreement, we shall grant you, at your cost and expense, a further lease term or such term as may be permitted under the laws of the PRC and agreed mutually by the parties in writing at a revised rent to be determined by us in accordance with the market rental at the time of such request but any increase in rent s hall not exceed 30% of the Rent and containing, inter alia, the terms and conditions of the Tenancy Agreement subject to such variations or modifications as may be imposed by us with the exception of and without the present provision for renewal.
4.5	Force Majeure
In the event that any of the parties shall be rendered unable to perform within the stipulated time the whole or any part of its obligations under this offer by reason of Force Majeure, the time limit for the performance of this offer or any provision thereof shall be extended for a period corresponding to the effects of such Force — Majeure, Force Majeure refers to any occurrence beyond the reasonable control of the Parties such as:
(1)	fire, flood, storm, typhoon, explosion, landslide, tempest, earthquake or any natural calamities;

(il)	war, riot, civil commotion or unrest, military actions or similar events in the Estate or Suzhou Municipality.
The party affected by the event of Force Majeure shall inform the other party in the shortest possible time after the occurrence of such event and provide the other party with documents sufficiently evidencing the cause, nature and severity of the occurrence of such event as soon as possible.

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
Upon the occurrence of an event of Force Majeure, the parties shall use their best endeavours to reduce the effects of such event on the performance of this offer to a minimum.
4.6	Non Assignabillity Or Transfer Of Rights Under This Offer

You shall not assign, transfer, part with or share your interest under this offer without our prior written consent.

4.7	Confidentiality

You shall agree to keep this offer and all information exchanged in connection therewith confidential at all times.

You shall further agree to co-ordinate with each other on all press releases and other public announcements to be made in connection with this offer.

4.8	Settlement of Dispute

Any dispute arising from the Agreement shall be settled amicably. Failing such amicable settlement, then the dispute shall be settled by proceedings in the courts of Suzhou.

4.9	Possession Date

You shall be required to take possession the Premises on or before 30 Nov 2004, or such other later date as may be mutually agreed in writing (“the Expiry Date”), failing which we shall be entitled to forfeit the Security Deposit whereupon this offer shall cease to have any legal or other effect whatsoever and me shall be completely discharged and released from any liability, obligation, responsibility or duty whatsoever whether arising from or in connection with this offer or otherwise and you shall not have any claim, action, remedy or recourse whatsoever against us,

5.0	Validity of Offer & Execution of Tenancy Agreement

5.1	Tenancy Agreement

You shall be required to execute the Tenancy Agreement on or before 30 Dec 2004, or such other later date as may be mutually agreed in writing (“the

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

ascendas
Expiry Date”), failing which we shall be entitled to forfeit the Security Deposit. Provided that in the event that we are unable for any reason whatsoever to execute the Tenancy Agreement on or before the Expiry Date, we shall return the Security Deposit without interest to you whereupon this offer shall cease to have any legal or other effect whatsoever and we shall be completely discharged and released from any liability, obligation, responsibility or duty whatsoever whether arising from or in connection with this offer or otherwise and you shall not have any claim, action, remedy or recourse whatsoever against us.
The Tenancy Agreement shall include the terms of this offer and forthwith upon acceptance of this offer, you may commence negotiation with regard to the remaining terms and conditions of the Tenancy Agreement other than the terms of this offer.
5.2	Mode of Acceptance

This offer shall lapse if We do not receive all of the following by 30 September 2004.
a.	Letter of acceptance;

b.	Balance of the Security Deposit (RMB5677.20)
For payment, our bank account details are as follows:

Payee’s Name	: ASCENDAS-XINSU DEVELOPMENT (SUZHOU) CO, LTD.
RMB Account No	: 412-08415208091001
Bank	: Bank of China Suzhou Industrial Township Sub-Branch

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com

PART 4: BUILDING SPECIFICATIONS

BUILDING SERIES TYPE	H1
MODEL	6-Storey Flatted
OCCUPATION	Multi-tenants
TOTAL GROSS FLOOR AREA	Approximately 28,514 sq- m per bloqk
NET AREA
Ist Storey	Approximately 3,603
2nd Storey	Approximately 3,778 sq. m
3rd Storey	Approximately 3.778 sq. m
4th Storey	Approximately 3,178 sq. m
5th Storey	Approximately 3,778 sq. m
6th Storey	Approximately 3,778 sq.’m
Total	Approximately 22,493 sq- m
STRUCTURE TYPE	R.C. Structure
FLOOR HEIGHT
1st Storey	Approximately 3,800 mm
Remaining Storeys	Approximately 3,800 mm
FLOOR LOADING
1 st Storey	Approximately 12.5 KN/sq. m
2nd — 3rd Storey	Approximately 10.0 KN/sq. m
4th — 6th Storey	Approximately 7.5 KN/sq. m
COLUMN SPACING (General)	Approximately 8. 1 m x 10.8 m
ROOF*	R.G. Roof
TOILET’PROVISION	Total
MALE	36 wc 48 ur, 42 wb
FEMALE	48 wc, 12 wb
LIFT PROVISION
GOODS LIFTS	4 nos. + 1 provisional
PASSENGER LIFTS	2 nos. t 1 provisional
PARKING PROVISION
LOADING SAY	2 nos.
LORRY	19 nos.
CAR	160 nos.(over-all in Xinsu Industrial Square)
BICYCLE	2600 nos.(overall in Xinsu Industrial Square)
UTILITIES PROVISION
POWER	6 MVA per Block
FIRE FIGHTING	Heat detector, Callpoint + Hosereel

Rev A
Estate Management Services
Scope of Services Provided — For Platted Factories in Xinsu Square (H1/M1/Blk G series)
1.	Cleaning service to all toilets and.common area within the Building.

2.	Provide maintenance and cleaning service to all circulation areas, rooftop, pavement drains, sewer, driveways and car parks, bicycle shed etc within the compound of the Estate but outside of the Building,

3.	Carry out refuse disposal (except renovation and industrial waste) from the bin centre to the dumping ground.

4.	Maintain landscaped areas including periodic watering, grass cutting, tree pruning etc within the compound of the Estate.

5.	Provide 24-hours security patrol within the Estate (excluding security services to the Premises)

6.	Maintain lift and loading/unloading bays with dock levelers within the Estate.

7.	Carry out scheduled checking and testing of fire fighting equipment, e.g. hose red, hydrant, fire alarm system installed by Landlord.

8.	Carry out regular checks and upkeep Al electrical and mechanical fittings and fixtures that forms part of the Landlord’s Installations within the Estate

9.	Carry out repairs and maintenance to the fittings and fixtures of the Building, such as replacement of bulbs in the areas, repairs and replacement of doors / door fittings, windows / windows fittings, doors, walls, and ceiling finishing etc under fair wear and tear

10.	Maintenance of Landlord’s installations and equipment within the Estate due to fair wear and tear

11.	Carry Out periodic refurbishing and improvement works to the Estate, e.g re-roofing, repainting of external walls, and fencing or boundary wall etc-’

12.	Provide 24-hours Service Hot Line for Work Requisitions and Emergency Services.

LOS ANGELES
SAN JOSE

TRIO-TECH	DUBLIN

SINGAPORE
INTERNATIONAL	PENANG
PRIVATE LIMITED	BANGKOK
28 September, 2004

Ms Karen Tee	Fax: 86 512 67619141
Senior Manager (Marketing)
Ascendas-Xinsu Development
(Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Dear Karen,
Rental Offer for Ready-Built Factory (RBF)-Room 6 at Block B #05-01/02 in Suzhou Industrial Park (SIP) China 215021
Please find enclosed letter of offer for the above unit duly signed for your further action.
In addition, we will make payment for the balance of the security deposit (RMB5677.20) by cheque.
If you have any enquires, you may contact me at DID. (65) 63549733 or email to me at leesskuan@triotech.com.sg .
Yours faithfully

/s/ Lee-Soon Siew Kuan
Lee-Soon Siew Kuan
Director of Logistics

1-1 REGIONAL HEAD OFFICE	1008 Toa Payoh North #03-09 Singapore 318996	Tel: 62653300	Fax:62596355
1-2 DISTRIBUTION OFFICE	1008 Toa Payoh North #03-16 Singapore 318996	Tel: 63549700	Fax:62599971
1-3 TEST & MANUFACTURING	1004 Toa Payoh North #07-01 Singapore 318995	Tel: 62540255	Fax:62537060

ascenda’s
ACCEPTANCE OF RENTAL OFFER FOR READY-BUILT FACTORY (RBF)-ROOM 6 AT BLOCK 8 #05-01/02 IN SUZHOU INDUSTRIAL PARK (SIP) CHINA 215021
I/We confirm- the acceptance of the offer dated 22nd September 2004 on the above stipulated terms and conditions.

/s/ LEES-SOON SIEW KUAN	28 SEP’ 2004

Authorised Signatory(ies) for and	Date
On behalf of Trio-Tech (SIP) Co., Ltd

TRIO-TECH INTERNATIONAL-PTE LTD 1008
TOA PAYOH NORTH #03-09
LEE-SOON SIEW KUAN	Singaporf 318996
DIRECTOR OF LOGISTICS
Name & Designation	Company Stamp

Ascendas-Xinsu Development (Suzhou) Co Ld
5 Xing Han Street Block E
Suzhou 215021
Telephone (66) 512 67613388
Facsimile (86) 512 7619141
Website www.aseendas.com